UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2014

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 18, 2014, McKinley 2014 Acquisition LLC (the “Acquisition Subsidiary”), a wholly-owned subsidiary of Trinity Industries, Inc. (the “Company”), completed the acquisition (the “Acquisition”) of substantially all of the assets of Meyer Steel Structures, the electricity transmission and distribution towers division of Thomas & Betts Corporation (“T&B”) for a purchase price of approximately $600 million. The Acquisition was made pursuant to the terms of a previously announced Asset Purchase Agreement (the “Purchase Agreement”) dated June 26, 2014 among the Acquisition Subsidiary, T&B, and Thomas & Betts International, LLC.
The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Form 8-K filed June 30, 2014 and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Acquisition Subsidiary, the Business, Sellers or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company, the Acquisition Subsidiary or Sellers that the respective companies include in reports, statements and other filings the Company makes with the Securities and Exchange Commission.
Item 8.01 Other Events.
On August 18, 2014, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(a)-(c) Not applicable.
(d) Exhibits:
99.1    Press Release by Trinity Industries, Inc. dated August 18, 2014 announcing the closing of the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

August 18, 2014	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer